The Board of Directors
Prime Resource, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading "Interest of Experts and Counsel" in the prospectus.


 /S/ Carver Hovey & Co.

Layton, Utah
March 21, 2003